EXHIBIT 23.2


                       Consent of Independent Accountants


     The Board of Directors

     CVS Corporation and Subsidiaries:



     We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

     /s/ KPMG LLP
     KPMG LLP

     Providence, Rhode Island

     May 17, 2001